FOR IMMEDIATE RELEASE

Media Contact: Christine Needles Global Corporate Communications Christine.Needles@interface.com +1 404-491-4660	Investor Contact: Bruce Hausmann Chief Financial Officer Bruce.Hausmann@interface.com +1 770-437-6802

Interface Reports Fourth Quarter and Full Year 2023 Results

ATLANTA – February 27, 2024 – Interface, Inc. (Nasdaq: TILE), a worldwide commercial flooring company and global leader in sustainability, today announced results for the fourth quarter and full fiscal year ended December 31, 2023.

Fourth quarter highlights:

•Net sales totaled $325.1 million, down 3.1% year-over-year.
•Gross profit margin increased to 37.9%, up 646 basis points year-over-year.
•GAAP earnings per share of $0.33; Adjusted earnings per share of $0.41.
•Generated $27.8 million of cash from operations, repaid $29.6 million of debt in the quarter.

Fiscal Year:

•Net sales totaled $1,261.5 million, down 2.8% year-over-year.
•Gross profit margin increased to 35.0%, up 124 basis points year-over-year.
•GAAP earnings per share of $0.76; Adjusted earnings per share of $1.00.
•Generated $142.0 million of cash from operations, repaid $105.3 million of debt in the year.

“Strong fourth quarter performance rounded out a solid year, reinforcing our confidence that our strategy is working. Education remains a standout market segment with total sales up 5% for the full year, and notable strength in the Americas. We continue to take share in Corporate Office, as global sales increased 4% in the fourth quarter and were flat for the year in an incredibly dynamic market,” commented Laurel Hurd, CEO of Interface.

“Continued softness in the retail sector drove the majority of our year-over-year net sales decline both in the fourth quarter and the full year. While retail remains a small percentage of our overall revenue, it did have an outsized impact on net sales in the second half of 2023 and we expect this headwind to persist through the first half of 2024,” continued Hurd. “The team did a great job driving mix and holding price, and our margins further benefited from raw material cost deflation.”

“We are intently focused on commercial excellence and leveraging our strengths as one global organization. Our sales teams are aligned to our fastest growing markets and are working collaboratively across our brands to accelerate growth and drive value for our shareholders,” concluded Hurd.

“Interface ended 2023 with strong momentum on the gross profit margin line as we continued to hold price and drive favorable mix geographically and across product lines. During 2023, we delivered on our capital allocation commitments by aggressively paying down debt while investing in the business. Looking ahead, we remain focused on debt repayment and reinvesting in the business to drive automation and innovation for the future. We believe our strong financial position enables us to effectively capitalize on opportunities to accelerate growth,” added Bruce Hausmann, CFO of Interface.

Fourth Quarter 2023 Financial Summary

Sales: Fourth quarter net sales were $325.1 million, down 3.1% versus $335.6 million in the prior year period.

Gross profit margin was 37.9% in the fourth quarter, an increase of 646 basis points from the prior year period. Adjusted gross profit margin was 38.3%, an increase of 507 basis points from adjusted gross profit margin for the prior year period due primarily to input cost deflation, higher selling prices and product mix, partially offset by unfavorable fixed cost absorption.

Fourth quarter SG&A expenses were $88.0 million, or 27.1% of net sales, compared to $83.5 million, or 24.9% of net sales in the fourth quarter of 2022. Adjusted SG&A expenses were $83.5 million, or 25.7% of net sales, in the fourth quarter of 2023, compared to $79.4 million, or 23.7% of net sales, in the fourth quarter of 2022.

Operating Income: Fourth quarter operating income was $35.2 million, compared to operating loss of $14.6 million in the prior year period. Fourth quarter 2023 adjusted operating income ("AOI") was $41.0 million versus AOI of $32.0 million in the fourth quarter of 2022.

Net Income and EPS: On a GAAP basis, the Company recorded net income of $19.6 million in the fourth quarter of 2023, or $0.33 per diluted share, compared to fourth quarter 2022 GAAP net loss of $24.6 million, or $0.42 per diluted share. Fourth quarter 2023 adjusted net income was $23.8 million, or $0.41 per diluted share, versus fourth quarter 2022 adjusted net income of $18.1 million, or $0.31 per diluted share.

Adjusted EBITDA: In the fourth quarter of 2023, adjusted EBITDA was $52.2 million. This compares with adjusted EBITDA of $41.3 million in the fourth quarter of 2022.
Fiscal Year 2023 Financial Summary
Sales: Net sales for fiscal year 2023 were $1,261.5 million, down 2.8% versus $1,297.9 million in the prior year.

Gross profit margin was 35.0% for fiscal year 2023, an increase of 124 basis points from the prior year. Adjusted gross profit margin was 35.4%, an increase of 70 basis points from adjusted gross profit margin for the prior year period primarily due to input cost deflation, higher selling prices and product mix, partially offset by unfavorable fixed cost absorption.

SG&A expenses for fiscal year 2023 were $339.0 million, or 26.9% of net sales, compared to $324.2 million, or 25.0% of net sales in the prior year. Adjusted SG&A expenses were $329.8 million, or 26.1% of sales, for fiscal year 2023 compared to $317.6 million, or 24.5% of net sales, in the prior year.

Operating Income: Operating income for fiscal year 2023 was $104.5 million, compared to operating income of $75.4 million in the prior year. AOI was $116.4 million for fiscal year 2023 versus $132.4 million in the prior year.

Net Income and EPS: On a GAAP basis, the Company recorded net income of $44.5 million in fiscal year 2023, or $0.76 per diluted share, compared to fiscal year 2022 GAAP net income of $19.6 million, or $0.33 per diluted share. Adjusted net income for fiscal year 2023 was $58.6 million, or $1.00 per diluted share, versus fiscal year 2022 adjusted net income of $73.4 million, or $1.25 per diluted share.

Adjusted EBITDA: In fiscal year 2023, adjusted EBITDA was $162.0 million. This compares with adjusted EBITDA of $176.1 million in fiscal year 2022.

Cash and Debt: The Company had cash on hand of $110.5 million and total debt of $417.2 million at the end of fiscal year 2023, compared to $97.6 million of cash and $520.2 million of total debt at the end of fiscal year 2022.

Fourth Quarter 2023 Segment Results
AMS Results:
•Q4 2023 net sales were $188.2 million, down 3.9% versus $196.0 million in the prior year period.
•Q4 2023 orders were up 3.1% compared to the prior year period on a currency neutral basis.
•Q4 2023 operating income was $28.0 million compared to $17.6 million in the prior year period.
•Q4 2023 AOI was $29.2 million versus $27.9 million in the prior year period.
EAAA Results:
•Q4 2023 net sales were $136.9 million, down 1.9% versus $139.6 million in the prior year period.
•Currency fluctuations had an approximately $4.6 million positive impact on Q4 2023 sales as compared to Q4 2022 sales due to strengthening of the Euro, partially offset by the weakening of the Australian dollar and Chinese Renminbi against the U.S. dollar. Excluding positive foreign currency impacts, EAAA's Q4 2023 net sales were down 5.2% year-over-year.
•Q4 2023 orders were down 4.1% compared to the prior year period on a currency neutral basis. EMEA was down 4.8%, Australia was down 6.7%, partially offset by Asia, which was up 3.1%.
•Q4 2023 operating income was $7.1 million compared to operating loss of $32.2 million in the prior year period.
•Q4 2023 AOI was $11.8 million versus $4.1 million in the prior year period.
Fiscal Year 2023 Segment Results
AMS Results:
•Net sales for fiscal year 2023 were $737.0 million, down 2.2% versus $753.7 million in the prior year.
•Operating income for fiscal year 2023 was $85.0 million compared to $92.2 million in the prior year.
•AOI for fiscal year 2023 was $87.8 million versus $102.4 million in the prior year.

EAAA Results:
•Net sales for fiscal year 2023 were $524.5 million, down 3.6% versus $544.2 million in the prior year.
•Currency fluctuations had an approximately $3.5 million positive impact on net sales in fiscal year 2023 as compared to the prior year, primarily due to the strengthening of the Euro, partially offset by the weakening of the Australian dollar and Chinese Renminbi against the U.S. dollar. Excluding positive foreign currency impacts, EAAA's net sales were down 4.2% year-over-year.
•Operating income for fiscal year 2023 was $19.5 million compared to operating loss of $16.8 million in the prior year.
•AOI for fiscal year 2023 was $28.6 million versus $30.1 million in the prior year.
Outlook

Interface anticipates the following for the first quarter of fiscal year 2024:

•Net sales of $280 million to $290 million.
•Adjusted gross profit margin of approximately 36.0%.
•Adjusted SG&A expenses of approximately $83 million.
•Adjusted Interest & Other expenses of approximately $8 million.
•Fully diluted weighted average share count of approximately 58.8 million shares.

For the full fiscal year 2024:

•Net sales of $1.26 billion to $1.28 billion.
•Adjusted gross profit margin of approximately 35.5% to 35.8%.
•Adjusted SG&A expenses of approximately 26.0% of net sales.
•Adjusted Interest & Other expenses of approximately $32 million.
•An adjusted effective tax rate for the full year of approximately 29.0%.
•Capital expenditures of approximately $42 million.

Webcast and Conference Call Information

Interface will host a conference call on February 27, 2024, at 8:00 a.m. Eastern Time, to discuss its fourth quarter and full fiscal year 2023 results. The conference call will be simultaneously broadcast live over the Internet.

Listeners may access the conference call live over the Internet at:
https://events.q4inc.com/attendee/392372040, or through the Company's website at: https://investors.interface.com.

The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Non-GAAP Financial Measures

Interface provides adjusted earnings per share, adjusted net income, adjusted operating income ("AOI"), adjusted gross profit, adjusted gross profit margin, adjusted SG&A expenses, currency neutral sales and currency neutral sales growth, net debt, and adjusted EBITDA as additional information regarding its operating results in this press release. These non-GAAP measures are not in accordance with – or alternatives to – GAAP measures, and may be different from non-GAAP measures used by other companies. Adjusted EPS, adjusted net income, and AOI exclude nora purchase accounting amortization, the Thailand plant closure inventory write-down, cyber event costs, goodwill and intangible asset impairment charges, and restructuring, asset impairment, severance, and other, net. Adjusted EPS and adjusted net income also exclude the loss on discontinuance of interest rate swaps, the loss on extinguishment of debt, property casualty loss, and the loss on foreign subsidiary liquidation. Adjusted gross profit and adjusted gross profit margin exclude nora purchase accounting amortization, and the Thailand plant closure inventory write-down. Adjusted SG&A expenses exclude the cyber event impact and restructuring, asset impairment, severance, and other, net. Currency neutral sales and currency neutral sales growth exclude the impact of foreign currency fluctuations. Net debt is total debt less cash on hand. Adjusted EBITDA is GAAP net income excluding interest expense, income tax expense, depreciation and amortization, share-based compensation expense, goodwill and intangible asset impairment charges, cyber event costs, property casualty loss, restructuring, asset impairment, severance, and other, net, nora purchase accounting amortization, loss on foreign subsidiary liquidation, and the Thailand plant closure inventory write-down. This news release should be read in conjunction with the Company's Current Report on Form 8-K furnished today to the U.S. Securities & Exchange Commission, which explains why Interface believes presentation of these non-GAAP measures provides useful information to investors, as well as any additional material purposes for which Interface uses these non-GAAP measures.

About Interface

Interface, Inc., (NASDAQ: TILE) is a global flooring solutions enterprise with an integrated portfolio of carpet tile and resilient flooring products. A leader in sustainability, Interface is working toward achieving its verified Science Based Targets by 2030 and its goal to become a carbon negative enterprise by 2040. With our design approach to flooring systems, we help our customers create high-performance interior spaces that have a positive impact on people’s lives and the planet. Our range includes Interface® carpet tile and LVT, nora® by Interface rubber flooring, and FLOR® premium area rugs for commercial and residential spaces.

Learn more about Interface at interface.com and blog.interface.com, nora by Interface at nora.com, FLOR at FLOR.com, and our sustainability journey at interface.com/sustainability.

Follow us on Facebook, Instagram, LinkedIn, X, and Pinterest.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. Forward-looking statements may be identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” "should," "goal," "aim," "objective," “seek,” “project,” “estimate,” “target,” “will” and similar expressions. Forward-looking statements in this press release include, without limitation, any projections we make regarding the Company’s 2024 first quarter and full year 2024 under “Outlook” above. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including but not limited to the risks under the following subheadings in “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2023: "We compete with a large number of manufacturers in the highly competitive floorcovering products market, and some of these competitors have greater financial resources than we do. We may face challenges competing on price, making investments in our business, or competing on product design or sustainability", "Our earnings could be adversely affected by non-cash adjustments to goodwill, when a test of goodwill assets indicates a material impairment of those assets", "Our success depends significantly upon the efforts, abilities and continued service of our senior management executives, our principal design consultant and other key personnel (including experienced sales and manufacturing personnel), and our loss of any of them could affect us adversely", "Large increases in the cost of our raw materials, shipping costs, duties or tariffs could adversely affect us if we are unable to pass these cost increases through to our customers", "Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber or our primary third-party supplier for luxury vinyl tile (“LVT”) or other key raw materials could have a material adverse effect on us", "The market price of our common stock has been volatile and the value of your investment may decline", "Changes to our facilities, manufacturing processes, product construction, and product composition could disrupt our operations, increase our manufacturing costs, increase customer complaints, increase warranty claims, negatively affect our reputation, and have a material adverse effect on our financial condition and results of operations", "Our business operations could suffer significant losses from natural disasters, acts of war, terrorism, catastrophes, fire, adverse weather conditions, pandemics, endemics, unstable geopolitical situations or other unexpected events", "Disruptions to or failures of our information technology systems could adversely affect our business", "The impact of potential changes to environmental laws and regulations and industry standards regarding climate change could lead to unforeseen disruptions to our business operations", "The COVID-19 pandemic has had and could continue to have (and other public health emergencies could have in the future) a material adverse effect on our ability to operate, our ability to keep employees safe from the pandemic, our results of operations, financial condition, liquidity, capital investments, our near term and long term ability to stay in compliance with debt covenants under our Syndicated Credit Facility and Senior Notes, our ability to refinance our existing indebtedness, and our ability to obtain financing in capital markets", "Sales of our principal products have been and may continue to be affected by the COVID-19 pandemic, adverse economic cycles, and effects in the new construction market and renovation market", "Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including foreign currency fluctuations, restrictive taxation, custom duties, border closings or other adverse government regulations", "The conflict between Russia and Ukraine could adversely affect our business, results of operations and financial position", "Fluctuations in foreign currency exchange rates have had, and could continue to have, an adverse impact on our financial condition and results of operations", "The uncertainty surrounding the ongoing implementation and effect of the U.K.’s exit from the European Union, and related negative developments in the European Union could adversely affect our business, results of operations or financial condition", "We have a substantial amount of debt, which could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under our debt", "Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our operations to pay our indebtedness", "We may incur substantial additional indebtedness, which could further exacerbate the risks associated with our substantial indebtedness", and "We face risks associated with litigation and claims". You should consider any additional or updated information we include under the heading “Risk Factors” in our subsequent quarterly and annual reports.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

Consolidated Statements of Operations (Unaudited)	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	12/31/2023	1/1/2023	12/31/2023	1/1/2023

Net Sales	$325,118	$335,555	$1,261,498	$1,297,919
Cost of Sales	201,966	230,112	820,429	860,186
Gross Profit	123,152	105,443	441,069	437,733
Selling, General & Administrative Expenses	88,000	83,479	339,049	324,190
Restructuring, asset impairment, other (gains) and charges	—	373	(2,502)	1,965
Goodwill and Intangible Asset Impairment Charge	—	36,180	—	36,180
Operating Income (Loss)	35,152	(14,589)	104,522	75,398
Interest Expense	6,801	8,142	31,787	29,929
Other Expense, net	1,407	1,864	9,081	3,552
Income (Loss) Before Taxes	26,944	(24,595)	63,654	41,917
Income Tax Expense	7,389	21	19,137	22,357
Net Income (Loss)	$19,555	$(24,616)	$44,517	$19,560

Earnings (Loss) Per Share – Basic	$0.34	$(0.42)	$0.77	$0.33

Earnings (Loss) Per Share – Diluted	$0.33	$(0.42)	$0.76	$0.33

Common Shares Outstanding – Basic	58,108	58,166	58,092	58,865
Common Shares Outstanding – Diluted	58,636	58,166	58,335	58,865

Consolidated Balance Sheets (Unaudited)
(In thousands)	12/31/2023	1/1/2023
Assets
Cash	$110,498	$97,564
Accounts Receivable	163,386	182,807
Inventory	279,079	306,327
Other Current Assets	30,895	30,339
Total Current Assets	583,858	617,037
Property, Plant & Equipment	291,140	297,976
Operating Lease Right-of-Use Asset	87,519	81,644
Goodwill	105,448	102,417
Other Intangibles, net	56,255	59,778
Other Assets	105,875	107,651
Total Assets	$1,230,095	$1,266,503

Liabilities
Accounts Payable	$62,912	$78,264
Accrued Liabilities	130,890	120,138
Current Portion of Operating Lease Liabilities	12,347	11,857
Current Portion of Long-Term Debt	8,572	10,211
Total Current Liabilities	214,721	220,470
Long-Term Debt	408,641	510,003
Operating Lease Liabilities	78,269	72,305
Other Long-Term Liabilities	102,517	102,188
Total Liabilities	804,148	904,966
Shareholders’ Equity	425,947	361,537
Total Liabilities and Shareholders’ Equity	$1,230,095	$1,266,503

Consolidated Statements of Cash Flows (Unaudited)	Twelve Months Ended
(In thousands)	12/31/2023	1/1/2023
OPERATING ACTIVITIES
Net Income	$44,517	$19,560
Adjustments to Reconcile Net Income to Cash Provided by Operating Activities:
Depreciation and Amortization	40,774	40,337
Share-Based Compensation Expense	10,265	8,527
(Gain) Loss on Disposal of Property, Plant and Equipment, net	(2,252)	4,319
Loss on Foreign Subsidiary Liquidation	6,221	—
Bad Debt Expense	53	26
Goodwill and Intangible Asset Impairment Charge	—	36,180
Amortization of Acquired Intangible Assets	5,172	5,038
Deferred Income Taxes and Other Non-Cash Items	(8,809)	13,414
Change in Working Capital
Accounts Receivable	21,798	(17,489)
Inventories	31,040	(49,651)
Prepaid Expenses and Other Current Assets	(302)	7,020
Accounts Payable and Accrued Expenses	(6,443)	(24,220)
Cash Provided by Operating Activities	142,034	43,061
INVESTING ACTIVITIES
Capital Expenditures	(26,107)	(18,437)
Proceeds from Sale of Property, Plant and Equipment	6,593	—
Cash Used in Investing Activities	(19,514)	(18,437)
FINANCING ACTIVITIES
Revolving Loan Borrowing	90,000	206,031
Revolving Loan Repayments	(114,381)	(189,281)
Term Loan Repayments	(80,927)	(13,191)
Repurchase of Common Stock	—	(17,171)
Tax Withholding Payments for Share-Based Compensation	(1,514)	(402)
Debt Issuance Costs	—	(1,032)
Dividends Paid	(2,323)	(2,355)
Finance Lease Payments	(2,419)	(2,089)
Cash Used in Financing Activities	(111,564)	(19,490)
Net Cash Provided by Operating, Investing and Financing Activities	10,956	5,134
Effect of Exchange Rate Changes on Cash	1,978	(4,822)
CASH AND CASH EQUIVALENTS
Net Change During the Period	12,934	312
Balance at Beginning of Period	97,564	97,252
Balance at End of Period	$110,498	$97,564

Segment Results (Unaudited)

	Three Months Ended		Twelve Months Ended
(in thousands)	12/31/2023	1/1/2023	12/31/2023	1/1/2023
Net Sales
AMS	$188,239	$195,972	$736,955	$753,740
EAAA	136,879	139,583	524,543	544,179
Consolidated Net Sales	$325,118	$335,555	$1,261,498	$1,297,919

Segment AOI*
AMS	$29,168	$27,868	$87,789	$102,370
EAAA	11,803	4,150	28,608	30,058
Consolidated AOI	$40,971	$32,018	$116,397	$132,428

* Note: Segment AOI includes allocation of corporate SG&A expenses

Net Sales by Region (Unaudited)

Twelve Months Ended
% of Total	12/31/2023
Net Sales
AMS	58%
EMEA	30%
APAC	12%
Consolidated Net Sales	100%

Gross Billings by Customer Vertical (Unaudited)

Twelve Months Ended
% of Total	12/31/2023
Gross Billings
Corporate/Office	49%
Education	18%
Healthcare	10%
Government	6%
Retail	3%
Residential/Living	4%
Hospitality	3%
Consumer Residential	2%
Transportation	2%
Other	3%
Consolidated Gross Billings	100%

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
(In millions, except per share amounts)

	Fourth Quarter 2023							Fourth Quarter 2022
				Adjustments							Adjustments
	Gross Profit	SG&A	Operating Income (Loss)	Pre-tax	Tax Effect	Net Income (Loss)	Diluted EPS	Gross Profit	SG&A	Operating Income (Loss)	Pre-tax	Tax Effect	Net Income (Loss)	Diluted EPS
GAAP As Reported	$123.2	$88.0	$35.2			$19.6	$0.33	$105.4	$83.5	$(14.6)			$(24.6)	$(0.42)
Non-GAAP Adjustments
Purchase Accounting Amortization	1.3	—	1.3	1.3	(0.4)	0.9	0.02	1.2	—	1.2	1.2	(0.4)	0.9	0.01
Restructuring, Asset Impairment, Severance, and Other, net	—	(4.4)	4.4	4.4	(1.2)	3.2	0.06	—	(3.7)	4.1	4.1	(0.6)	3.5	0.06
Goodwill and Intangible Asset Impairment	—	—	—	—	—	—	—	—	—	36.2	36.2	(2.1)	34.1	0.59
Cyber Event Impact	—	(0.1)	0.1	0.1	—	0.1	—	4.8	(0.3)	5.1	5.1	(1.3)	3.8	0.07
Loss on Extinguishment of Debt	—	—	—	—	—	—	—	—	—	—	0.1	—	0.1	—
Loss on Discontinuance of Interest Rate Swaps	—	—	—	—	—	—	—	—	—	—	0.4	(0.1)	0.3	0.01
Adjustments Subtotal *	1.3	(4.5)	5.8	5.8	(1.6)	4.2	0.08	6.0	(4.1)	46.6	47.1	(4.4)	42.7	0.73
Adjusted (non-GAAP) *	$124.4	$83.5	$41.0			$23.8	$0.41	$111.4	$79.4	$32.0			$18.1	$0.31

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Fiscal Year 2023							Fiscal Year 2022
				Adjustments							Adjustments
	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS
GAAP As Reported	$441.1	$339.0	$104.5			$44.5	$0.76	$437.7	$324.2	$75.4			$19.6	$0.33
Non-GAAP Adjustments
Purchase Accounting Amortization	5.2	—	5.2	5.2	(1.5)	3.7	0.06	5.0	—	5.0	5.0	(1.5)	3.6	0.06
Thailand Plant Closure Inventory Write-down	—	—	—	—	—	—	—	2.5	—	2.5	2.5	—	2.5	0.04
Goodwill and Intangible Asset Impairment	—	—	—	—	—	—	—	—	—	36.2	36.2	(2.1)	34.1	0.58
Restructuring, Asset Impairment, Severance, and Other, net	—	(8.1)	5.6	5.6	(1.6)	4.1	0.07	—	(6.2)	8.2	8.2	(0.6)	7.6	0.13
Cyber Event Impact	—	(1.1)	1.1	1.1	(0.3)	0.8	0.01	4.8	(0.3)	5.1	5.1	(1.3)	3.8	0.07
Property Casualty Loss(1)	—	—	—	(0.5)	0.1	(0.4)	(0.01)	—	—	—	—	—	—	—
Loss on Foreign Subsidiary Liquidation (2)	—	—	—	6.2	(1.1)	5.1	0.09	—	—	—	—	—	—	—
Loss on Extinguishment of Debt	—	—	—	—	—	—	—	—	—	—	0.1	—	0.1	—
Loss on Discontinuance of Interest Rate Swaps	—	—	—	1.0	(0.2)	0.8	0.01	—	—	—	2.8	(0.7)	2.1	0.04
Adjustments Subtotal *	5.1	(9.2)	11.9	18.6	(4.5)	14.0	0.24	12.3	(6.6)	57.0	60.0	(6.1)	53.9	0.92
Adjusted (non-GAAP) *	$446.2	$329.8	$116.4			$58.6	$1.00	$450.1	$317.6	$132.4			$73.4	$1.25

(1) Represents insurance recovery net of loss recognized in the first quarter of 2023.
(2) Russia and Brazil foreign subsidiaries were substantially liquidated. The related cumulative translation adjustment was recognized in other expense.
* Note: Sum of reconciling items may differ from total due to rounding of individual components

Reconciliation of Segment GAAP Financial Measures to Non-GAAP Financial Measures ("Currency Neutral Net Sales", "AOI")
(In millions)

	Fourth Quarter 2023			Fourth Quarter 2022
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$188.2	$136.9	$325.1	$196.0	$139.6	$335.6
Impact of Changes in Currency	—	(4.6)	(4.6)	—	—	—
Currency Neutral Net Sales *	$188.3	$132.4	$320.6	$196.0	$139.6	$335.6

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Fiscal Year 2023			Fiscal Year 2022
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$737.0	$524.5	$1,261.5	$753.7	$544.2	$1,297.9
Impact of Changes in Currency	2.1	(3.5)	(1.4)	—	—	—
Currency Neutral Net Sales *	$739.1	$521.0	$1260.1	$753.7	$544.2	$1297.9

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Fourth Quarter 2023			Fourth Quarter 2022
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income (Loss)	$28.0	$7.1	$35.2	$17.6	$(32.2)	$(14.6)
Non-GAAP Adjustments
Purchase Accounting Amortization	—	1.3	1.3	—	1.2	1.2
Cyber Event Impact	0.1	—	0.1	3.9	1.2	5.1
Goodwill and Intangible Asset Impairment	—	—	—	3.8	32.3	36.2
Restructuring, Asset Impairment, Severance, and Other, net	1.1	3.4	4.4	2.5	1.6	4.1
Adjustments Subtotal *	1.1	4.7	5.8	10.3	36.4	46.6
AOI *	$29.2	$11.8	$41.0	$27.9	$4.1	$32.0

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Fiscal Year 2023			Fiscal Year 2022
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income (Loss)	$85.0	$19.5	$104.5	$92.2	$(16.8)	$75.4
Non-GAAP Adjustments
Purchase Accounting Amortization	—	5.2	5.2	—	5.0	5.0
Thailand Plant Closure Inventory Write-down	—	—	—	—	2.5	2.5
Cyber Event Impact	0.6	0.5	1.1	3.9	1.2	5.1
Goodwill and Asset Impairment	—	—	—	3.8	32.3	36.2
Restructuring, Asset Impairment, Severance, and Other, net	2.1	3.5	5.6	2.4	5.8	8.2
Adjustments Subtotal *	2.8	9.1	11.9	10.1	46.9	57.0
AOI *	$87.8	$28.6	$116.4	$102.4	$30.1	$132.4

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	Fourth Quarter 2023	Fourth Quarter 2022	Fiscal Year 2023	Fiscal Year 2022
Net Income (Loss) as Reported (GAAP)	$19.6	$(24.6)	$44.5	$19.6
Income Tax Expense	7.4	—	19.1	22.4
Interest Expense (including debt issuance cost amortization)	6.8	8.1	31.8	29.9
Depreciation and Amortization (excluding debt issuance cost amortization)	9.7	9.3	38.7	38.7
Share-based Compensation Expense	2.9	1.9	10.3	8.5
Purchase Accounting Amortization	1.3	1.2	5.2	5.0
Goodwill and Intangible Asset Impairment	—	36.2	—	36.2
Restructuring, Asset Impairment, Severance, and Other, net	4.4	4.1	5.6	8.2
Thailand Plant Closure Inventory Write-down	—	—	—	2.5
Cyber Event Impact	0.1	5.1	1.1	5.1
Property Casualty Loss(1)	—	—	(0.5)	—
Loss on Foreign Subsidiary Liquidation (2)	—	—	6.2	—
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (AEBITDA)*	$52.2	$41.3	$162.0	$176.1

(1) Represents insurance recovery net of loss recognized in the first quarter of 2023.
(2) Russia and Brazil foreign subsidiaries were substantially liquidated. The related cumulative translation adjustment was recognized in other expense.

	As of 12/31/23
Total Debt	$417.2
Total Cash on Hand	(110.5)
Total Debt, Net of Cash on Hand (Net Debt)	$306.7

	12/31/2023
Total Debt / Fiscal Year 2023 Net Income	9.4x
Net Debt / Fiscal Year 2023 AEBITDA	1.9x

Note: Sum of reconciling items may differ from total due to rounding of individual components

The impacts of changes in foreign currency presented in the tables are calculated based on applying the prior year period's average foreign currency exchange rates to the current year period.

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful basis for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, these non‑GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.
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